EXHIBIT 10.6
                                                     FORM 10-Q
                              QUARTER ENDED SEPTEMBER 30, 1995







                    BUCYRUS-ERIE SALARIED EMPLOYEES'
                              SAVINGS PLAN


            (Amended and Restated Effective January 1, 1989)
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                      BUCYRUS-ERIE SALARIED EMPLOYEES'
                              SAVINGS PLAN


                             TABLE OF CONTENTS



INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1
   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 2
   ELIGIBILITY FOR PARTICIPATION . . . . . . . . . . . . . . . . . . . . 11

SECTION 3
   SALARY DEFERRAL AGREEMENTS AND EMPLOYEE CONTRIBUTIONS . . . . . . . . 13

SECTION 4
   EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 5
   INVESTMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 6
   PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 7
   VESTING AND FORFEITURES . . . . . . . . . . . . . . . . . . . . . . . 31

SECTION 8
   DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 9
   WITHDRAWALS DURING EMPLOYMENT . . . . . . . . . . . . . . . . . . . . 36

SECTION 10
   ADOPTION OF PLAN BY AFFILIATED COMPANIES. . . . . . . . . . . . . . . 42

SECTION 11
   ADMINISTRATION OF PLAN. . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 12
   ADMINISTRATION OF THE TRUST . . . . . . . . . . . . . . . . . . . . . 48

SECTION 13
   AMENDMENT OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . 50
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SECTION 14
   TERMINATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 15
   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . 52

SECTION 16
   TOP HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 53

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                BUCYRUS-ERIE SALARIED EMPLOYEES' SAVINGS PLAN


                               INTRODUCTION

Bucyrus-Erie Company, a Delaware corporation ("Company"), established a retirement income plan for certain of its employees known as the Bucyrus Inc. Salaried Employees' Savings Plan ("Plan"). The Plan was amended from time to time to make changes required by new legislation or that were in the best interests of participants and beneficiaries. Effective with the change of name of the Company from Bucyrus-Erie Company to Becor Western Inc., the name of the Plan was changed to Becor Western Salaried Employees' Savings Plan. Subsequently, when the name of the Company was changed back to Bucyrus-Erie Company, the name of the Plan was changed back to the Bucyrus-Erie Salaried Employees' Savings Plan.

Effective January 1, 1989, the Company has decided to amend and restate the Plan in order to comply with the provisions of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989, the Unemployment Compensation Amendments Act of 1992, the Omnibus Budget Reconciliation Act of 1993 and Internal Revenue Service regulations as of the dates the provisions of these Acts and regulations are effective with respect to the Plan. This amended and restated Plan also makes other clarifying and desirable revisions. The Plan is to be maintained according to the terms and conditions of this instrument. The assets of the Plan are held, administered and managed by the Trustee in accordance with the terms and conditions of the trust agreement, which is considered to be an integral part of the Plan.

It is intended that this Plan, as amended and restated, together with the trust created by the trust agreement (the "Trust"), meet all the pertinent requirements of the Internal Revenue Code of 1986, as amended (herein referred to as the "Code"), and the Employee Retirement Income Security Act of 1974 as amended (hereinafter referred to as "ERISA"), and shall be interpreted, wherever possible, to comply with the terms of said laws, as amended, and all formal regulations and rulings issued thereunder.

The provisions of this Plan, as amended and restated, only shall apply to Participants whose employment terminates on or after January 1, 1989. The benefits payable to Participants who terminate employment prior to that date shall be determined in accordance with the provisions of the Plan in effect on the date their employment terminated. Any amendment to the Plan only shall be applicable to Participants who are in the employ of the Company on the date the amendment is effective unless the language of the amendment provides otherwise.
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                                  SECTION 1
                                DEFINITIONS

1.1 Affiliated Company means any corporation which is a member of a controlled group of corporations which includes the Company, determined under the provisions of Internal Revenue Code Section 1563(a) (without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)). A corporation shall be treated as an Affiliated Company only while it is a member of a the controlled group. Further, the term shall include any members of the same "affiliated service group" within the meaning of Code Section 414(m).

1.2 Code means the Internal Revenue Code of 1986 as amended from time to time.

1.3 Committee means the Savings Plan Committee appointed by the Company, as set forth in Section 11.2.

1.4 Company means Bucyrus-Erie Company, a Delaware corporation, and its successors and assigns.

1.5 Compensation means the total wages, salaries, fees and other amounts received for a particular Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment by the Participant from an Employer or subsidiary of the Company to the extent that amounts are includable in gross income, but excluding reimbursements or other expenses, deferred compensation, fringe benefits, welfare benefits, moving expenses (not deductible by employee), the value of nonqualified stock options if nontaxable at the time of grant and the vesting of restricted stock or other property. Compensation also includes Employer Salary Deferral contributions made in accordance with a salary reduction agreement between an Employee and the Employer, and Employer contributions to the Bucyrus-Erie Company Section 125 Cafeteria Plan arrangement. Amounts not received by an Employee which are nevertheless included as income for income tax purposes under the Code shall not be treated as Compensation hereunder. In addition, effective from and after January 1, 1989, Compensation for any Plan Year in excess of $200,000 (or such larger amount as the Commissioner of the Internal Revenue Service may determine for such year) shall not be counted or recognized for any purpose under this Plan. This $200,000 limitation automatically shall be adjusted to the extent prescribed by Section 401(a)(17) of the Code without the necessity of any amendment to the Plan.

     Furthermore, effective from and after January 1, 1994, in addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93
     annual compensation limit.   The OBRA '93 annual compensation limit is
     $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code . The cost-of-living adjustment in effect for a calendar year applies for any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

1.6 Disability as applied to any Participant means any permanent disability as that term is defined in any permanent disability benefits plan or plans maintained by the Company or an Affiliated Company and in which the Participant participates; or, in the absence of any such plan, disability means that the Participant

     (a) has been totally incapacitated by bodily injury or disease so as to be prevented thereby from engaging in any occupation or employment for remuneration or profit;

     (b) such total incapacity shall have continued for a period of six (6) consecutive months; and

     (c) such total incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of such Employee's life:

     but shall not mean any incapacity which was contracted, suffered or incurred while the Employee was engaged in, or resulted from his having engaged in, a criminal enterprise, or which resulted from a self-inflicted injury, or service in the armed forces of any country.

1.7 Early Retirement Date means a date prior to Normal Retirement Date on which a Participant is eligible to retire under the terms of a tax qualified retirement plan which is sponsored by the Company or Affiliated Company and which covers the Participant.

1.8  Effective Date of this amended and restated Plan means January 1, 1989.

1.9 Employee means any person in the employment of an Employer as a salaried employee, and any United States Citizen who is employed as a salaried employee by a foreign subsidiary of the Company upon whose behalf the Company has entered into an agreement with the U.S. Treasury under Code
     Section 3121(1) and hourly employees at the Flight Structures Division of Western Gear Corporation.

1.10 Employee Account means the account established in accordance with
     Section 6.1.

1.11 Employer and Employers means Bucyrus-Erie Company and all of its Affiliated Companies which have adopted the Plan in accordance with
     Section 10. Minserco, Inc. became an Employer under the Plan effective January 13, 1988 and Boonville Mining Services, Inc. became an Employer under the Plan effective April 1, 1991.

1.12 Employer Account means the account established in accordance with
     Section 6.1.

1.13 Enrollment Date means the first day of an Employee's payroll period coincident with or next following January 1, April 1, July 1, or October 1.

1.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15 Highly Compensated Employee means, for any Plan Year, an Employee of an Employer or an Affiliated Company who

     (1) At any time during that Plan Year ("Determination Year") or the preceding Plan Year ("Look-Back Year") was a five percent owner of the Employer (as defined in Section 416(i)(1) of the Code), or

     (2)  during the preceding Plan Year:

          (i) received Compensation in excess of $99,000, (as adjusted annually by the Commissioner of the Internal Revenue Service for increases in the cost of living); or

          (ii) received Compensation in excess of $66,000, (as adjusted annually by the Commissioner of the Internal Revenue Service for increases in the cost of living), and was among the top 20 percent of the Employees (disregarding those Employees excludable under Code Section 414(q)(8)) when ranked on the basis of Compensation paid for that year; or

         (iii) was an officer of the Employer or an Affiliated Company and received Compensation in excess of $59,400 (as adjusted annually by the Commissioner of the Internal Revenue Service for increases in the cost of living) provided that for this purpose, no more than 50 Employees (or if lesser the greater of 3 or 10% of all Employees) shall be treated as officers, or if there is no such officer, the highest paid officer of the Employer for that year;

     (3) would be a member of the group of Employees described in subparagraph (b) above if such subparagraph (b) were applicable to the current Plan Year and unless the Employer elects to waive the following limitation for the current Plan Year, is a member of the group consisting of the 100 Employees receiving the greatest Compensation for that Plan Year.

          To the extent required under Section 414(q)(6) of the Code, if any individual is the spouse, lineal ascendant or descendant, or the spouse of any lineal ascendant or descendant, of either a 5% owner described in (a) above, or a member of the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year, ("a Family Member") then such individual for purposes of the Actual Deferral Percentage Test under Section 3.3, the Actual Contribution Percentage Test under Section 4.1 and the Aggregate Limit under Section 4.2 hereof, shall not be considered a separate Employee and any Compensation (and any applicable contribution or benefit on behalf of such individual) paid to such individual shall be treated as if it were paid to (or on behalf of) such 5% owner or Highly Compensated Employee. To the extent required by Section 414(q)(9) of the Code, a former employee who was a Highly Compensated Employee when he separated from the service with the Company and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

          For purposes of determining a Highly Compensated Employee, Compensation shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B), and Employee contributions made pursuant to a salary reduction agreement under Section 403(b) of the Code.

1.16 Hour of Service shall mean:

     (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

     (2) Each hour for which an Employee is paid, or entitled to payment, by the Company or Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

     (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or Affiliated Company. The same hours of service shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (4) Where the Company or Affiliated Company maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Company or Affiliated Company.

1.17 Normal Retirement Date means the first day of the month coincident with or next following the attainment of Normal Retirement Age. A Participant will attain his "Normal Retirement Age" on his 65th birthday at which age his Plan benefits shall be fully vested and nonforfeitable. A Participant who continues in employment beyond age 65 shall have as his Normal Retirement Date the date of his actual later retirement.

1.18 Participant means any person who has elected to participate in the Plan in accordance with Section 2 and who has not received a total distribution of all amounts that could become payable under the Plan.

1.19 Plan Year shall mean the calendar year.

1.20 Retirement means termination of employment after satisfaction of the Plan's requirements for separation from service with an Employer on an Early Retirement Date or a Normal Retirement Date.

1.21 Service is the period beginning with the later of (i) July 1, 1979 and
     (ii) the date that an Employee first completes an Hour of Service (or the date an Employee again completes an Hour of Service following a termination of employment of more than 12 consecutive months) and ends on the earlier of (i) the date the Employee quits, retires, is discharged or dies and (ii) the first anniversary of the first date of a period in which an Employee remains absent from service with the Company or Affiliated Company for any reason other than quit, retirement, discharge or death. If an employee terminates employment by reason of quit, retirement or discharge and subsequently performs an Hour of Service within the next succeeding 12 month period, such termination of employment shall be ignored in determining the Employee's Vesting Service; provided, however, if such termination occurs during a period of absence, such next succeeding 12 month period shall begin on the first day of the absence instead of the date of termination. All
     periods of Service shall be aggregated.   Periods of less than one year
     shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days shall equal a whole year. Since all periods of Service included in Vesting Service are aggregated in accordance with Section 1.19, whether or not continuous, this Plan does not use special definitions of one year breaks in service either for eligibility for participation or for the calculation of Vesting Service, nor does the Plan contain any special rules respecting maternity or paternity absences, as defined in
     Section 202(b)(5) of ERISA.

1.22 Trust means the trust created by agreement between the Company and Trustee pursuant to Section 12.

1.23 Trust Fund means the assets of the Trust.

1.24 Trustee means the corporate trustee appointed by the Company. Such term shall also include reference to all successor trustees, whether they be individual or corporate trustees.

1.25 Valuation Date means the last day of each calendar month in which the New York Stock Exchange is open for trading.

1.26 Vesting Service means an Employee's Service but excluding the following periods:

     (1)  Periods prior to July 1, 1980.

     (2) The periods during which the Employee was eligible to become a Participant but declined to do so.

     (3) With respect to a period during which a Participant's Basic Contributions have been suspended, the portion of such period in excess of 12 months.

1.27 Rollover Account means the separate account of a Participant consisting of his Rollover Contributions made under the provisions of Section 3.8 hereof, increased by Net Gains and decreased by Net Losses and by Distributions therefrom, all in accordance with the provisions of this Plan. Rollover amounts may be invested at the discretion of the Participant in accordance with Section 5.

1.28 Rollover Contribution means a transfer to an employee benefit plan qualified under Section 401(a) of the Code (the transferee plan) of the amount distributed to an Employee from another employee benefit plan similarly qualified under Section 401(a) of the Code (the "other plan") if such distribution:

     (a) Constitutes any of the Employee's interest (less the amount, if any, deemed contributed by him under subsection 402(e)(4)(D)(i) of the Code) in the other plan; and

     (b) Is transferred to the transferee plan within 60 days after receipt by the Employee; provided, however, that if such distribution had previously been deposited in an Individual Retirement Account (as defined in Section 408 of the Code), the transfer may occur within 60 days after his receipt of the amount of such distributions from the Individual Retirement Account if it includes the earnings thereon.

1.29 Transferred Benefit means, effective May 1, 1985, (i) a transfer to the Trustee under the provisions of Section 3.9 of an amount by the custodian of a pension benefit plan qualified for tax favored treatment under Section 401(a) of the Code or by the trustee(s) of a trust forming a part of such plan which plan provides for such transfers, for the benefit of a person who is or was a Participant in such plan, and
     (ii) a transfer by the Trustee under the provisions of this Section of an amount for the benefit of a Participant to the custodian of a pension benefit plan qualified for tax favored treatment under Section 401(a) of the Code or to the trustee(s) of a trust forming such plan; provided such plan provides for the receipt of such transfers.

                                  SECTION 2
                       ELIGIBILITY FOR PARTICIPATION

2.1 Each Employee who was a Participant in the Plan on December 31, 1988 shall continue to be a Participant in the Plan.

     Any Employee who was an Employee of Boonville Mining Services, Inc. prior to April 1, 1991 became a Participant hereunder as of April 1, 1991.
2.2 Every other Employee may elect to become a Participant as of any Enrollment Date after becoming an Employee by making proper application not less than 30 days prior to such date on a form prescribed and approved therefore.

2.3 With respect to an Employee who is transferred to a different employment status whereby he is no longer an Employee, no further contributions shall be made by the Employee or by the Employer on his behalf while in such employment status, but all other provisions of the Plan shall continue to apply. With respect to an employee who is transferred to the status of Employee, such employee will become eligible to participate on the next following Enrollment Date.

2.4 A former Participant who again becomes an Employee after a period of severance may elect to become a Participant immediately upon becoming an Employee.

2.5 Notwithstanding the foregoing, if an Employee is employed on an Occasional or Temporary basis, as such terms are defined in the Employer's industrial relations policy, then such Employee shall be eligible to become a Participant provided the Employee has completed 1,000 or more hours of service during the 12-month period following the Employee's most recent date of employment or during any calendar year beginning after such date. Thereafter, such Employee may elect to become a Participant on any Enrollment Date. In the case of a former Participant who is reemployed, the former Participant shall be deemed to have become a Participant as of his date of reemployment.

2.6 An Employee who makes a Rollover Contribution to the Trust Fund as provided in Section 3.8 hereof before becoming a Participant shall be deemed to be a Participant as of the date of such Rollover Contribution solely for the purpose of maintaining such Employee's Rollover Account. Such Employee will not receive an allocation of Employer Contributions (if any) or Forfeitures (if any) or have any other interest in the Trust Fund or under this Plan until he satisfies the requirements of Section 2.2.

2.7 Effective May 1, 1985, an Employee who requests that a Transferred Benefit be accepted into the Trust Fund as provided in Section 3.9 hereof before becoming a Participant shall be deemed to be a Participant as of the date such Transferred Benefit is accepted solely for the purpose of maintaining such Employee's Rollover Account. Such Employee will not receive an allocation of Employer Contributions (if any) or Forfeitures (if any) or have any of his interest in the Trust Fund or under this Plan until he satisfies the requirements of Section 2.2.

                                  SECTION 3
           SALARY DEFERRAL AGREEMENTS AND EMPLOYEE CONTRIBUTIONS

3.1 Each eligible Employee may become a Participant by entering into a Basic Salary Agreement whereby the Participant agrees to have his Compensation reduced by an amount equal to 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10%
     of Compensation and the Employer agrees to contribute that amount to the Trust Fund ("Base Salary Deferral Contributions").

     If a Participant has in effect a Basic Salary Deferral Agreement specifying a reduction of 6%, the Participant may also enter into a Supplemental Salary Deferral Agreement whereby the Participant agrees to have his Compensation reduced by an additional 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation and the Employer agrees to contribute that amount to the Trust Fund ("Supplemental Salary Deferral Contributions").

     Hereafter, Base Salary Deferral Contributions and Supplemental Salary Deferral Contributions shall be referred to in the aggregate as "Employer Salary Deferral Contributions". Salary Deferral Agreements can be made effective as of an Enrollment Date if the agreement is executed not less than one (1) month nor more than two (2) months before such date.

3.2 If a Participant has in effect a Basic Salary Deferral Agreement specifying a reduction of 6%, the Participant may also elect to make after-tax Employee Supplemental Contributions by payroll deductions in an amount of 1%, 2%, 3%, 4%, 5% and 6% of his Compensation. Such election can be made effective as of an Enrollment Date by making proper application not less than one (1) month nor more than two (2) months prior to such date on a form presented and approved therefor; provided, that such change cannot be made more often then once every six (6) months.

     Notwithstanding the foregoing provisions of this Section 3.2 and Section
     3.1 above, no Participant shall be permitted to elect to have Employer Salary Deferral Contributions on his behalf in excess of $7,000 (as adjusted annually by the Commissioner of the Internal Revenue Service for increases in the cost of living).

3.3 A Salary Deferral Agreement may be changed by a Participant with respect to the amount of the reduction in Compensation as of any January 1 or July 1 if such change is executed not less than one (1) month nor more than two (2) months before such date. A Salary Deferral Agreement may be changed or revoked by the Employer at any time if necessary to insure that a Participant's additions will not exceed the limitation of Section 4.4, or to insure that the Employer's contributions will not exceed the amounts permitted under Section 4.2.

     If a Salary Deferral Agreement is changed or revoked by the Employer in accordance with the preceding sentence, then the amount of any reduction shall be converted into Employee Contributions and the limit of 6% on the Employee Supplemental Contributions shall be increased by such converted amount.

     Further, a Salary Deferral Agreement may be changed or reversed by the Employer at any time to insure that the Actual Deferral Percentage test under Section 401(k)(3) of the Code is satisfied. The Actual Deferral Percentage test is satisfied if either of the following specified tests is met:

     (1) the Actual Deferral Percentage for eligible Highly Compensated Employees is not more than the Actual Deferral Percentage for all other eligible Employees multiplied by 1.25; or

     (2) the excess of the Actual Deferral Percentage for eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 2.

          A Participant may elect to increase or decrease his rate of Employee Supplemental Contribution as of an Enrollment Date provided that he notifies the Company in writing at least one (1) month but not more than two (2) months in advance, and provided, further, that such increase or decrease cannot be made more frequently than once every six (6) months.

     (3) As used in this subsection, "Actual Deferral Percentage" means the average of the ratios of:

          (A) Each Participant's Employer Salary Deferral Contributions which were allocated to the Participant's Salary Deferral Tax Account with respect to the Plan Year to

          (B) Each Participant's Compensation for the Plan year increased by any amount which is contributed by the Employer or an Affiliated Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.

     (4) If neither Actual Deferral Percentage test is satisfied as of the end of the Plan Year, the Committee shall cause the Employer Salary Deferral Contributions, if any, and the Trust Fund earnings or losses allocable to such Employer Salary Deferral Contributions for the Highly Compensated Employees to be reduced and refunded to each Highly Compensated Employee until either (1) or (2), above is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees whose Employer Salary Deferral Contributions, as a percentage of the Highly Compensated Employee's Compensation, was the largest, then the second greatest percentage, etc. For example, all Highly Compensated Employees who elected a 10% contribution shall have their Employer Salary Deferral Contributions reduced from 10% to 9%. If neither Actual Deferral Percentage Test is then satisfied, all Highly Compensated Employees who elected a Employer Salary Deferral Contribution of 9% (including those reduced to 9% as provided above) shall have their Employer Salary Deferral Contributions reduced from 9% to 8%. This process shall continue through the remaining Employer Salary Deferral Contributions on a pro-rata basis until (1) or (2) above is satisfied. Once either (1) or (2) above is satisfied, the Committee shall refund the appropriate dollar amounts of Employer Salary Deferral Contributions and any earnings or losses attributable to such amounts, to each affected Highly Compensated Employee no later than two and one half months following the close of such Plan Year. Any earnings or losses attributable to refunds of Employer Salary Deferral Contributions shall be determined in accordance with any of the methods allowed under Internal Revenue Service Regulations 1.401(k)-1(f)(4)(ii), including allocating the earnings or losses for the period between the end of the Plan Year and the date of distribution.

     (5) The amount of the Employer Salary Deferral Contribution to be made pursuant to a Participant's election shall reduce the cash Compensation otherwise payable to the Participant by the Employer.

     (6) The amount of each Participant's Employer Salary Deferral Contribution as determined under this Section 3.3 is subject to the provisions of Section 4.5.

     (7) For purposes of the Actual Deferral Percentage test the Plan will take into account the actual deferral ratios of all Eligible Employees. An Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for any portion of the Plan Year and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate or the receipt of a hardship distribution; and an Employee who cannot defer because of the Code Section 415 limits on annual additions. In the case of an Eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the Actual Deferral Percentage is zero.

     (8) In determining whether the Plan satisfies the Actual Deferral Percentage test, all elective contributions that are made under two or more plans that are aggregated for the purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

     (9)  In calculating the Actual Deferral Percentage for purposes of
          Section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single arrangement.

     (10) In addition, the amount of excess Employer Salary Deferral Contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by Excess Employer Salary Deferral Contributions previously distributed for the Plan Year beginning in such taxable year.

     (11) The Employer may at its sole discretion make fully vested contributions to the Plan which will be allocated to the Salary Deferral Accounts of one or more Participants who are non-Highly Compensated Employees in such amounts as the Employer directs for the purpose of complying with the applicable limits on Employer Salary Deferral Contributions in the Code. Such contributions will not be taken into account in the allocation of Employer Matching Contributions.

3.4 A Participant may elect to suspend his after-tax Employee Supplemental Contributions as of the beginning of a payroll period provided that he notifies the Company in writing at least one (1) month but not more than two (2) months in advance of that date. In the event of such election to suspend Employee Supplemental Contributions, the Participant may not resume making Employee Supplemental Contributions for a period of at least three (3) months subsequent to the effective date of the suspension. The election to resume contributions can be made as of an Enrollment Date by making proper application not less than one (1) month but no more than two (2) months prior to such date on a form prescribed and approved therefor.

     A Participant make revoke a Supplemental Salary Deferral Agreement as of the beginning of a payroll period provided such revocation is executed at least one (1) month but not more than two (2) months in advance of that date. In the event of such revocation, a new Supplemental Salary Deferral Agreement may not be entered into for a period of at least three (3) months subsequent to the effective date of the revocation.
     The new Supplemental Salary Deferral Agreement can be entered into as of an Enrollment Date by making proper application not less than one (1) month but no more than two (2) months prior to such date.

3.5 If a Participant is not making an Employee Supplemental Contribution and does not have in effect a Supplemental Salary Deferral Agreement or is making a simultaneous election to suspend such Supplemental Contributions and/or revoke such Supplemental Salary Deferral Agreement and he notifies the Company in writing at least one (1) month but not more than two (2) months in advance of that date, the Participant may revoke his Basic Salary Deferral Agreement as of the beginning of a payroll period on an Enrollment Date. In the event the Participant revokes his Basic Salary Deferral Agreement, he may not enter into a new Basic Salary Deferral Agreement for a period of at least six (6) months subsequent to the effective date of the revocation. The new Basic Salary Deferral Agreement can be entered into as of an Enrollment Date by making proper application not less than one (1) month but no more than two (2) months prior to such date.

3.6  A Participant may not make up suspended contributions.

3.7 During the period in which a Basic Salary Deferral Agreement has been revoked and a new one has not been effected, an Employee will contribute to be treated as a Participant with all other Plan provisions continuing to apply with respect to such Participant.

3.8 Each Participant, and each other Employee who would be eligible to participate but for his failure to satisfy the eligibility requirement of Section 2.2, may apply in writing to the Committee on the form provided for that purpose to make a Rollover Contribution to the Plan. Upon approval by the Committee, the Rollover contribution shall be deposited in the Trust and credited to such Participant's Rollover Account.

3.9 Effective May 1, 1985, each Participant, and each other Employee who would be eligible to participate but for his failure to satisfy the eligibility requirement of Section 2.2, may apply in writing to the Committee on the form provided for the purpose to request acceptance of a Transferred Benefit to the Trust Fund. If both employee and employer contributions were make to the Trust Fund which is transferred, such transferred amount shall be divided into two portions representing (i) accrued benefits attributable to employee contribution which shall be received by the Trustee and credited to the Participant's Rollover Account and (ii) accrued benefits attributable to employer contributions which shall be received by the Trustee and credited to the Participant's Rollover Account. Prior to acceptance of a Transferred Benefit, the Committee may require the submission of evidence so that it may be reasonably satisfied that such transfer qualifies as a Transferred Benefit.

                                  SECTION 4
                          EMPLOYER CONTRIBUTIONS

4.1 The Employer shall contribute to the Trust Fund with respect to each Participant an amount equal to the amount by which a Participant's Compensation has been reduced in accordance with a Basic or Supplemental Salary Deferral Agreement, such amount to be referred to as Employer Salary Deferral Contribution. Such Employer Salary Deferral Contribution shall be deposited in the Trust Fund no later than 30 days following the end of the calendar year.

     As soon as practicable after the last day of each month following the Effective Date, the Employer shall contribute to the Trust Fund with respect to each Participant an amount equal to fifty percent (50%) of the amount by which a Participant's compensation has been reduced in accordance with a Basic Salary Deferral Agreement, such amount to be referred to as Employer Matching Contribution.

     The Employer may also make an additional contribution with respect to any Plan Year. The determination as to the amount of the additional Employer Contribution with respect to any Plan Year shall be made by the Company, by action of its Board of Directors, no less than thirty (30) days prior to the end of the Plan Year and shall be allocated to Participants as of the end of the Plan Year in proportion to the Employer Matching Contributions made during the Plan Year on their behalf and not withdrawn. Such contribution shall be deposited in the Trust as soon as practicable after the end of the Plan Year but within the time required to obtain a tax deduction for such year.

     Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after January 1, 1987, the Employer Contributions for the Highly Compensated Employees for the Plan Year shall be reduced and refunded if neither of the Actual Contribution Percentage tests set forth in (1) and (2) below is satisfied:

     (1) The Actual Contribution Percentage of the Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Participants multiplied by 1.25.

     (2) The Actual Contribution Percentage of the Highly Compensated Employees is not more than two (2) percentage points greater than the Actual Contribution Percentage of all other Participants, and the Actual Contribution Percentage of the Highly Compensated Employees is not more than the Actual Contribution Percentage of all other Participants multiplied by 2.0.

     (3) As used in this subsection, "Actual Contribution Percentage: means the average of the ratios of:

          (A)  Each Participant's share of the Employer Matching
               Contribution and Employee Supplemental Contributions which was allocated to the Participant's Employer Matching Account with respect to the Plan Year to

          (B) Each Participant's Compensation for the Plan Year increased by any amount which is contributed by the Employer or an Affiliate pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.

     (4) If neither Actual Contribution Percentage test is satisfied as of the end of the Plan Year, the Committee shall cause the Employer Matching Contributions, if any, and the Employee Supplemental Contributions, if any, and the Trust Fund earnings or losses allocable to such Employer Matching Contribution and Employee Supplemental Contributions for the Highly Compensated Employees to be reduced and distributed to the appropriate Highly Compensated Employees or alternatively treated by the Employer as forfeitures until either (1) or (2) above is satisfied. The sequence of such reductions and refunds shall begin with the Highly Compensated Employees whose Employer Matching Contribution and Employee Supplemental Contributions, as a percentage of the Highly Compensated Employee's Compensation, was the largest, then the second greatest percentage, etc. For example, all Highly Compensated Employees who received a 6% Employer Matching Contribution shall have their Employer Matching Contributions reduced from 6% to 5%. If neither Actual Contribution Percentage is satisfied all Highly Compensated Employees who received a 5% Employer Matching Contribution (including those reduced to 5% as provided above) shall have their Employer Matching Contributions reduced until either (1) or (2) above is satisfied. The Committee shall refund the appropriate dollar amounts of Employer Matching Contributions and Employee Supplemental Contributions and any income attributable to such amounts to the Employer no later than two and one half months following the close of such Plan Year.
          Any earnings or losses attributable to refunds of Employer Matching Contributions and Employee Supplemental Contributions shall be determined in accordance with any of the methods allowed under Internal Revenue Service Regulations 1.401(m)-1(e)(3)(ii) including allocation the earnings or losses for the period between the end of the Plan Year and the date of distribution.

     (5) For purposes of determining the Actual Contribution Percentage, the Plan will take into account the actual contribution ratios of all Eligible Employees. For this purpose, an Eligible Employee is any Employee who is directly or indirectly eligible to receive a matching contribution or make employee contributions and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose right to make employee contributions has been suspended because of an election not to participate; and an Employee who cannot make an employee contribution or receive a matching contribution because Code
          Section 415(c)(1) or Code Section 415(e) prevents the Employee from receiving additional Annual Additions. In the case of an Eligible Employee who makes no employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero.

     (6) In determining whether the Plan satisfies the Actual Contribution Percentage test, all matching contributions that are made under two or more plans that are aggregated for the purposes of Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(m), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan.

     (7) The actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code Section 401(m) under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

     (8) Notwithstanding the foregoing provisions of this subsection 4.1, the reduction of Employer Matching Contributions and Employee Supplemental Contributions with respect to Highly Compensated Employees shall be carried out in a manner that will meet the requirements of Code Section 401(a)(4).

     (9) The Employer may in its sole discretion make full vested contributions to the Plan, which will be allocated to the Employer Matching Accounts of one or more Participants who are non-highly Compensated Employees, in such amounts as the Employer directs for the purpose of complying with applicable limits on Employer Matching Contributions in the Code. Such contributions will not be taken into account in the allocation of Employer Matching Contributions.

4.2  Multiple Use

     (a) This Section 4.2 will be applicable if the 2.0 test is used to satisfy both the Actual Deferral Percentage test and the Actual Contribution Percentage test. If this Section 4.2 is applicable, the Committee shall determine whether a "Multiple Use" has occurred, and if such a Multiple Use has occurred, the Company Matching Contributions and Employee Supplemental Contributions of the Highly Compensated Employees shall be reduced and refunded in accordance with the provisions of subsection (c) below.

     (b) A Multiple Use occurs when for the Highly Compensated Employees, the sum of the Actual Deferral Percentage used to satisfy the 2.0 test plus the Actual Contribution Percentage used to satisfy the
          2.0 test exceeds the "Aggregate Limit." The Aggregate Limit is the greater of (1) or (2) below, determined as follows:

          (1)  (i)   First, multiply 125% by the greater of (I) the Actual
               Deferral Percentage, or (II) the Actual Contribution Percentage of the non-Highly Compensated Employees;

               (ii) Second, add 2.0 to the lesser of (I) or (II) above provided that such sum shall not exceed 2 times the lesser of (I) or (II) above; and;

               (iii) Finally, add the results from (i) and (ii) above to determine the Aggregate Limit; or

          (2)  (i)   First, multiply 1.25 by the lesser of (I) the Actual
               Deferral Percentage, or (II) the Actual Contribution Percentage of the non-Highly Compensated Employees;

               (ii) Second, add 2.0 to the greater of (I) or (II) above provided that such sum shall not exceed 2 times the greater of (I) or (II) above; and

               (iii) Finally, add the results from (i) and (ii) above to determine the Aggregate Limit.

     (c) If a Multiple Use has occurred, such Multiple Use shall be corrected by reducing the Annual Contribution Percentage of Highly Compensated Employees in accordance with the provisions of Section 4.1(4) until the sum of the Actual Deferral Percentage plus the Actual Contribution Percentage for the Highly Compensated Employees equals the Aggregate Limit.

     (d) Net earnings or losses to be refunded with the Company Matching Contributions and Employee Supplemental Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made plus the net earnings or losses on such Company Matching Contributions and Employee Supplemental Contributions for the Plan Year following the Plan Year for which the excess was contributed. Net earnings or losses shall be determined in accordance with any of the methods allowed in Section 1.401(m)-1(e)(3)(ii) of the Internal Revenue Service regulations, including allocating the earnings or losses between the end of the Plan Year and the date of distribution.

4.3 Employer contributions may be made only from current or accumulated earnings. If in any Plan Year the total amount of such contributions required under the provisions of Section 4.1 should exceed such earnings, the Employer's obligation to make contributions shall be reduced by the amount of such excess. In the event of such a reduction, the Employer contributions with respect to each Participant shall be reduced proportionately for that plan year.

     Net earnings shall be determined in accordance with the Employer's usual
     tax accounting practices and policies.   After net earnings have been
     determined for any taxable year, no effect shall be given for purposes
     of this Plan to any subsequent change therein.   The Employer may rely
     upon estimates of earnings by its principal accounting officer or
     independent accountants.   The Employer's determination of contributions
     shall be binding on all participants and the Trustee.   If, however, the
     Employer in any year makes a contribution in excess of the amount allowable as a deduction in arriving at the Employer's taxable income for such plan year, the amount of the excess shall be treated as an Employer contribution for the year next succeeding the year in which the excess contribution was made.

     Notwithstanding the foregoing, if an Employer is prevented in whole or in part from making the contribution which it would otherwise have made by reason of having no or insufficient earnings, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the Participants of such Employer by the other Employer(s) to the extent of their accumulated or current earnings, but the other Employer(s) shall be under no obligation to do so. If there is more than one such other Employer and the group of participating Employers does not file consolidated federal income tax returns, the contribution by each such other Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to this Plan without regard to this section which the total prevented contribution bears to the total current and accumulated earnings or profits of all of the Employers remaining after adjustment for all their contributions to this Plan without regard to this section. An Employer on behalf of whose Participants a contribution is made hereunder shall not reimburse the contributing Employer(s).

4.4 Employer contributions under 4.1 shall be reduced by forfeitures resulting from the application of the vesting provisions in Section 7.4.


4.5 Contributions and other additions to the Plan when expressed as the annual addition defined below, cannot exceed the lesser of $30,000 (or such other amount as adjusted by the Secretary of the Treasury or his delegate under Section 415(d) of the Code) or twenty-five percent (25%) of the Participant's Compensation, which, for purposes of this Section, shall exclude Employer Salary Deferral Contributions and contributions under the Bucyrus-Erie Company Code Section 125 Cafeteria Plan arrangement. For these purposes, the annual addition shall be the sum for any Plan year of (a) the Employer contributions, (b) forfeitures allocated to the Participant's account during the year and (c) any Employee contributions.

     Any excess annual additions shall be placed in the Interest Income Fund in a suspense account and the sum, together with earnings thereon, shall be used to reduce Employer contributions for the next Plan Year pursuant to Section 4.3 until the limitations of this Section 4.5 are reached, and any remaining excess shall be so used in each subsequent Plan Year until no amounts remain unallocated.

4.6 If any Participant hereunder is also a participant under any defined benefit plan maintained by the Company or an Affiliated Company for any year, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any such year shall not exceed 1.0. As used in the preceding sentence, the "defined benefit plan fraction" shall mean a fraction (i) the numerator of which is the projected annual benefit of the Participant (the annual benefit to which such participant would be entitled under the terms of the defined benefit plan on the assumptions that he continues employment until his normal retirement age as determined under the terms of such defined benefit plan, that his compensation continues at the same rate as in effect in the Plan Year under consideration until the date of his normal retirement age and that all other relevant factors used to determine benefits under such defined benefit plan remain constant as of the current Plan Year for all future Plan Years) under all defined benefit plans maintained by the Company, determined as of the close of the Plan Year, and (ii) the denominator as of the close of the Plan Year, and (ii) the denominator of which is the lesser of (I) the product of 1.25, multiplied by the dollar limitation in effect under Code subsection 415(b)(1)(A) for the calendar year in which the Plan Year ends, or (II) the product of 1.4, multiplied by 100 percent of the Participant's average compensation for his high three years As used in the first sentence of this paragraph, the "defined contribution plan fraction" for any Plan Year, shall mean a fraction (i) the numerator of which is the sum of the Annual Additions to the Participant's account under all defined contribution plans maintained by the Company in such Plan Year, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each prior year of service with the Employer or an Affiliated
     Company: (I) the product of 1.25, multiplied by the dollar limitation in effect under Code subsection 415(c)(1)(A), or (II) the produce of 1.4, multiplied by 25 percent of the Participant's compensation for such year.

     For purposes of Sections 4.4 and 4.5 all defined benefit plans shall be aggregated and all defined contribution plans shall be aggregated.

     Other requirements on the limitation of benefits and contributions contained in Code Section 415 which are applicable to the benefits accrued under this Plan and to the Company's contributions under this Plan shall be incorporated by reference.

                                  SECTION 5
                           INVESTMENT PROVISIONS

5.1 The assets of the Plan shall be invested by the Trustee in accordance with the instructions of the Company pursuant to Section 12 of the Plan and in accordance with the further provisions of this Section, and the Trust Agreement, in one or more of the following three (3) Funds:

     (a) Equity Fund - a fund consisting of equity-type securities (which may include investments in portfolios which hold securities of the Company or B-E Holdings, Inc., but provided always that the Trustee may not invest Plan assets directly in such securities), without regard to whether such investments pay dividends or other forms of return, including, but not limited to, common stocks or other securities or obligations convertible or exercisable into equity securities.

     (b) Interest Income Fund - a fund represented by an investment contract(s), issued by an insurance company which may be designated by the Company, in which the risk of loss of principal is in general less than that of the Equity Fund and the Balance Fund and the rate of interest credited on amounts held in the fund is fixed for a specified period of time. The fixed rate of interest and period for which the rate is fixed will be communicated by the Company to Participants at regular intervals and whenever there is a change in the rate.

     (c) Balanced Fund - a diversified fund containing bonds and stocks (which may include investments in portfolios which hold securities of the Company or B-E Holdings, Inc., but provided always that the Trustee may not invest Plan assets directly in such securities) and money market securities. The actual mix of securities shall be determined by the Investment Manager and will change from time to time.

     Nothing in this Subsection 5.1 shall prohibit the Trustee from maintaining from time to time reasonable amounts in cash or cash equivalents in any fund.

5.2 At the time of election to participate in the Plan the Participant must elect, in the form prescribed by the Committee, to have his contributions invested in one percent (1%) increments in any or all of the funds described in Subsection 5.1.

     Said election must total one hundred percent (100%) of his contributions. In the absence of a valid election by any Participant, one hundred percent (100%) of his contributions shall be credited to his Account in the Interest Income Fund.

5.3 The Participant may, as of the first day of any month and upon one (1) month's written notice to the Company, elect that his future contributions be invested in a proportion different from that previously selected but the new election shall be made in accordance with the percentage specifications provided in Subsection 5.2. No such election will be permitted until three (3) months have elapsed from the date of initial participation or from the date of any prior election under this subsection.

5.4 The selection of an investment option is the sole responsibility of each Participant. Neither the Committee, the Trustee, nor the Company are authorized or permitted to advise a Participant as to the selection of any option or the manner in which his Contributions shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation as to the purchase of that security, nor shall the designation of an investment option impose any liability on the Committee, the Trustee, or the Company.

5.5 Contributions made by the Employer in accordance with Subsection 4.1 shall be invested in the same manner as the Employee Contributions.

5.6 Each Participant may elect, effective as of a Valuation Date and upon at least one (1) month's, but not more than two (2) months' written notice to the Committee, to reallocate his Account in one percent (1%) increments among any or all of the Funds. Such reallocation must total one hundred percent (100%) of his Account. Such reallocation shall apply to the combined Employee Account and Employer Account. No such election will be permitted until three (3) months have elapsed from the date of initial participation or from the date of any prior election under this subsection.

5.7 With respect to funds that were transferred to the Plan from the Western Gear Corporation Savings Plan ("Western Plan") effective April 1, 1983, these funds shall be held in the Western Gear Machinery Fund under which the assets that had accumulated through various insurance contracts under the Western Plan shall continue to be accounted for separately.


5.8 A Participant who terminates employment by reason of retirement, death, disability, quit or discharge and does not receive immediate distribution of his Participant Accounts may continue to invest the entire balance of his Accounts under the provisions of Section 5.2 of the Plan until his Accounts are distributed in accordance with the terms of the Plan.

                                  SECTION 6
                           PARTICIPANT ACCOUNTS

6.1 There shall be maintained with respect to each of the Funds set forth in Subsections 5.1 an Employee Account for each Participant who has contributed to such Fund. Each such Account shall be credited with the Employee contributions and shall be adjusted to reflect earnings or losses arising therefrom. All dividends, interest and other income of each Fund, as well as stock splits, stock dividends and the like, shall be reinvested in that Fund. In a like manner there shall be maintained for each Participant a Salary Deferral Account with respect to each of the Funds set forth in Subsection 5.1 which shall be credited with the Employer Salary Deferral Contributions made with respect to each Participant and shall be adjusted to reflect earnings and losses arising therefrom. In a like manner, there shall be maintained for each Participant an Employer Account with respect to each of the Funds set forth in Subsection 5.1 which shall be credited with Employer contributions, made with respect to each Participant, other than Employer Salary Deferral Contributions, and shall be adjusted to reflect earnings or losses arising therefrom. In addition, when applicable, a Rollover Account shall be maintained as may be required under Sections
     3.8 or 3.9.

6.2 Participants' Accounts of each category shall be maintained by calculating the value of each Account on each Valuation Date as follows:

     (a) Contributions made to each Fund since the last Valuation Date shall be added to the Account.

     (b) Investment earnings and market appreciation (realized and unrealized) of each Fund since the preceding Valuation Date shall be allocated to Accounts based on the Account balances as of the preceding Valuation Date, adjusted on a time-weighted basis for contributions made since such preceding Valuation Date.

     (c) Withdrawals and distributions to each Fund since the last Valuation Date shall be deducted from the Account.

     (d) Transfers between Funds in accordance with Section 5.6 shall be reflected as of the effective date of the transfer.

6.3 With respect to funds transferred from the Western Plan, funds attributable to Employee contributions shall be maintained in the Employee Account and funds attributable to Employer contributions shall be maintained in an Employer Account.

                                  SECTION 7
                          VESTING AND FORFEITURES

7.1 A Participant's interest in his Employee Account, his Salary Deferral Account and, where applicable, his Rollover Account shall be fully vested at all times.

7.2 A Participant's right to his Employer Account shall be fully vested in the event of death while employed by the Employer, Disability, retirement on an Early Retirement Date or the attainment of Normal Retirement Age (age 65).

7.3 Except for the portion of the Employer Account attributable to the funds transferred from the Western Plan that were attributable to Employer Contributions, a Participant's vested right to his Employer Account prior to full vesting under the provisions of Subsection 7.2 shall be determined in accordance with a vesting percentage that is calculated in accordance with the following table:




                Years                         Vested
                 of                         Percentage
               Vesting                      of Employer
               Service                        Account

          Less than 1                         0%
          1 Year                             20%
          2 Years                            40%
          3 Years                            60%
          4 Years                            80%
          5 Years or More                   100%


7.4 If a Participant terminates employment with the Company or Affiliated Company before being fully vested in the Employer Account, the non-vested portion of his Employer Account, valued as of the Valuation Date immediately preceding the termination of employment, shall become a forfeiture upon termination of employment, to be used to reduce future Employer Contributions pursuant to Section 4.3.

7.5 If a Participant is rehired within the 60-month period beginning on the date of termination, the non-vested portion of his Employer Account at such date of termination shall be reinstated; and future Employer Contributions shall be increased by the amount forfeited pursuant to
     Section 7.4. If the Participant had received a distribution in connection with such prior termination, the vested percentage of his Employer Account shall subsequently be determined as follows:

     (a) The Participant's Employer Account at the applicable Valuation Date will be increased by the amount of the prior distribution.

     (b) The adjusted balance so determined will be multiplied by the vested percentage applicable at the Valuation Date in accordance with the provisions of Subsection 7.3.

     (c) The amount determined in (b) will be reduced by the amount of the prior distributions to determine the value of the Participant's vested interest at such Valuation Date.

     The above procedure will also be used in determining the Vested Percentage of the Employer Account of a Participant who had elected to withdraw a portion of his Employer Account in accordance with Section
     9.3 prior to being 100% vested in such Employer Account.

                                  SECTION 8
                               DISTRIBUTIONS

8.1 In the event of retirement or Disability, distribution of the Participant's vested interest in the Trust Fund shall commence as soon as practicable, but not later than sixty (60) days after the close of the Plan Year in which the Participant terminates employment. Notwithstanding the foregoing, unless an election has been made under
     Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, distribution shall commence not later than the first day of April following the calendar year in which a Participant attains the age of 70-1/2 or, if later, the April 1 following December 31, 1989. Notwithstanding the foregoing, the distributions to a Participant who was at least 70-1/2 before January 1, 1988 (other than a five percent (5%) or greater owner of the Company or an Affiliated Company) are not required to commence until the first day of April following the calendar year in which occurs the later of the Participant's termination of employment or his or her attainment of age 70-1/2. Furthermore, all benefit distributions under the Plan shall comply with Section 401(a)(9) of the Code. In addition, the distribution will be made in accordance both with the minimum distribution requirements and the minimum distribution incidental benefit requirements of proposed Internal
     Revenue Service Regulations Section 1.401(a)(9)-1 and 1.401(a)(9)-2.

     By election made by the Participant in a form prescribed therefore, at least one (1) month prior to distribution, distribution may be made in one of the following manners:

     (a) in a lump sum during the year following termination of service in the amount to the credit of the Participant's accounts as of the Valuation Date elected by him.

     (b) in annual installments over a period of not more than fifteen (15) years, the amounts of which are calculated annually by dividing the then current value of the Participant's accounts (determined as of the Valuation Date elected by him, and as of the anniversary of such day, in succeeding years) by the remaining number of unpaid installments.

     (c) an annuity to be paid in a series of substantially equal monthly or annual installments over a fixed period, not in excess of fifteen (15) years, but without any life contingency.


     Regardless of the manner of distribution, written consent of the Participantto the distribution shall be required unless either (i) the value of his Accounts is $3,500 or less or (ii) the distribution is to commence at or after age 65. Notwithstanding anything herein to the contrary, no part of a Participant's interest in the Fund may be distributed to the Participant before the later of (1) the normal retirement date (under the applicable qualified retirement plan of Bucyrus-Erie and its Affiliates) or (2) age 62, without the consent of the Participant. Furthermore, if a Participant terminates his employment and the present value of the Participant's entire interest in his Account is not greater than $3,500, the Participant shall receive an immediate distribution of the present value of the entire vested portion of such interest and the non-vested portion will be treated as forfeitures. For purposes of this Section 8.1, if the present value of a Participant's entire interest in his Account is zero, the Participant shall be deemed to have received a distribution of his entire interest in his Account.

8.2 On termination of service for reasons other than death, Disability, or retirement the entire vested interest of the Participant shall be distributed to him in a lump sum a soon as practicable after the Valuation Date coincident with or next succeeding such termination; provided, however, that written consent of the Participant, and the Participant's spouse, to the distribution shall be required if both (i) the vested interest of such Participant in his Account(s) is greater than $3,500 and (ii) the distribution is to commence before age 65.

8.3 Upon the death of any Participant whether serving as an Employee or having terminated his service for any reason whatsoever and prior to commencement of or complete distribution of his Participant's Account, his entire interest in the Trust Fund shall be payable to the beneficiary previously designated by him; except that as to any Participant who is credited with an Hour of Service after August 22, 1984, the distribution of whose account has not commenced before that date, then his surviving spouse, if any, shall be deemed designated as his beneficiary for 100% of his remaining account balances under the Plan despite any attempted designation to the contrary, unless the surviving spouse consents to the contrary designation in writing witnessed by a plan representative or notary public. Such account(s) shall be paid to the Participant's beneficiary in one of the manners described in Section 8.1(a), (b) or (c); provided that if payments under this Subsection have not commenced, the beneficiary or executor of the Participant's estate may elect within sixty (60) days from the date of the Participant's death, subject to the approval of the Committee, to rescind the form of payment elected by the Participant in favor of the alternate form available.

8.4 Subject to the spousal provisions of Subsection 8.3, in the absence of any prior beneficiary designation by the deceased Participant, distribution shall be made in the form of a cash lump sum to his estate. Provided further, however, that in such a case the administrator or executor of the Participant's estate, subject to the approval of the Committee, may elect in writing to the Committee within sixty (60) days from the date of the Participant's death that payments shall be made in installments in accordance with Subsection 8.1(b) rather than as a lump sum.

8.5 Distribution to a Participant's Beneficiary must commence no later than one year after the Participant's death, except that if the Participant's Beneficiary is his surviving spouse, then distribution must commence no later than the earlier of (a) the date on which the Participant would have attained age 70-1/2, or (b) one year after the death of his surviving spouse. If a Participant's Beneficiary is other than an individual, then distribution to such Beneficiary must be completed within 5 years after the Participant's death. If distribution commenced prior to the Participant's death, then the balance of the Account(s) must be distributed at least as rapidly as under the method being used at date of death.

8.6 If a benefit payment under the Plan is made to a Participant before he attains age 59-1/2, such Participant shall be advised by the Committee that an additional income tax may be imposed equal to 10% of the portion of the amount so received which is included in his or her gross income for such taxable year, unless such distribution is made on account of death, disability or after he has attained age 55, or is an annuity for the life of the Participant or the joint lives of the Participant and his or her contingent annuitant or is used by the Participant to pay for medical expenses which are deductible under Code Section 213.

                                  SECTION 9
                       WITHDRAWALS DURING EMPLOYMENT

9.1 A Participant may elect to withdraw from the Trust Fund an amount equal to all or a part of his Employee Account. No more than one withdrawal can be made during a calendar year. In the event the amount of the withdrawal exceeds the portion of the account attributable to Employee Supplemental Contributions, all Salary Deferral Agreements will be revoked coincident with the effective date of the withdrawal and no new Salary Deferral Agreement can become effective prior to an Enrollment Date six (6) months following the effective date of the withdrawal.

9.2 A Participant who has completed 5 years of Vesting Service may withdraw an amount equal to all or a part of his vested Employer Account. In the event of such withdrawal, all Salary Deferral Agreements will be revoked coincident with the effective date of the withdrawal and no new Salary Deferral Agreement can become effective prior to an Enrollment Date six
     (6) months following the effective date of the withdrawal.

9.3 In the event of the financial hardship of a Participant, the Committee may, upon the written application of the Participant, permit him to withdraw all or a portion of his Employee Account and/or his vested Employer Account. No withdrawals will be permitted pursuant to this Section except upon the occurrence of such events which in the opinion of the Employer constitute a bona fide financial hardship arising from one or more of the following events:

     (a) expenses connected with a death within the Participant's immediate family;

     (b) extraordinary medical expenses for one or more members of the Participant's immediate family which are not covered by insurance programs sponsored by the Employer;

     (c) the educational costs of one or more members of the Participant's immediate family, or

     (d)  purchase of a principal place of residence.

     The Committee shall make whatever inquiry it deems necessary to determine the existence of a hardship situation and the decision of the Committee shall be final. The standards established by the Committee for determining whether or not a financial hardship exists shall be uniformly applied to all Participants who make application for withdrawals pursuant to this Section 9.3.

9.4 (a) Effective for Plan Years before the 1989 Plan Year, a Participant may for any of the purposes listed in subsection (i) below elect to withdraw from his Salary Deferral Account, with the approval of the Committee, any amount not in excess of his Salary Deferral Account as of the Valuation Date coinciding with or immediately preceding the date of such withdrawal; provided, however, that no portion of his Salary Deferral Account shall be withdrawn prior to the Participant attaining age 59-1/2, or in the case of a Participant who has not attained age 59-1/2, the determination by the Committee that he has incurred a financial hardship. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. As used herein "financial hardship" means an immediate and heavy financial need created by the hardship, and the funds necessary to meet the Participant's needs are not reasonably available from his other resources.

          (i) A Participant may request a withdrawal for only one of the following purposes: the purchase of a residence for the Participant; the financing of the higher education of a child or children of the Participant; the payment of the extraordinary medical expenses of the Participant, his spouse or any other person dependent upon him; the provision of supplemental pay to the Participant during a period of layoff; or for any other good reason approved by the Committee.

     (b) Effective for Plan Years after the 1988 Plan Year, a Participant who has attained age 59-1/2 may elect to withdraw from his Salary Deferral Account any amount not in excess of the balance of such Account determined as of the Valuation Date applicable to such withdrawal.

          (i) A Participant who has not attained age 59-1/2 may upon the determination by the Committee that he has incurred a financial hardship, make a hardship withdrawal from his Salary Deferral Account. Distributions form the Participant's Salary Deferral Account because of hardship shall not exceed the lesser of:

               (I)  the amount of the immediate and heavy financial need;
               or

               (II) the balance of the Participant's Salary Deferral Account as of end of the month preceding the date the request is received by the Committee; or

               (III) (A) the sum of the Participant's Salary Deferral Account as of December 31, 1988 plus the Participant's Employer Salary Deferral Contributions made on or after January 1, 1989, reduced by (B) the aggregate amount distributed from the Participant's Salary Deferral Account on or after January 1, 1989.

          (ii) In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. The Committee shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 9.4(b), and such determination shall be made in a uniform and nondiscriminatory manner. The Committee shall only make a determination of "financial hardship" if the distribution is requested on account of an immediate and heavy financial need of the Participant and the funds to be distributed are necessary to satisfy the Participant's need. The amount of the distribution shall not be in excess of the immediate and heavy financial need of the Participant, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

               (I) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances.

               (II) The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need of either (A) or (B) is satisfied:

                    (A) Unless the Committee has actual knowledge to the contrary, the Committee relies on the written representation of the Participant that the immediate and heavy financial need cannot be relieved:
                         (1) through reimbursement or compensation by insurance or otherwise;

                         (2)  by reasonable liquidation of the
                    Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                         (3) by cessation of Employer Salary Deferral Contributions;

                         (4) by other distributions or nontaxable loans available from the Plan or any other plan in which the Participant participates; or

                         (5)  by borrowing from commercial sources on
                    reasonably commercial terms in an amount sufficient to satisfy the need.

                    (B) The Participant reasonably demonstrates that all of the following requirements are satisfied:

                         (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, taking into account any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                         (2)  the Participant has obtained all
                    distributions (other than hardship distributions), and all nontaxable loans currently available under all of the plans maintained by the Employer or any Affiliated Company;

                         (3)  the Participant will not make any
                    contributions to any retirement plan (other than mandatory employee contributions to a defined benefit plan) maintained by the Employer or an Affiliated Company for twelve months after receiving the hardship distributions; and

                         (4) the Participant's Employer Salary Deferral Contributions to this Plan and to all plans maintained by the Employer or an Affiliated Company in the calendar year following the calendar year of the hardship distribution do not exceed the limitation in Code Section 402(g)(1) applicable for the following calendar year, minus the amount of his Employer Salary Deferral Contributions for the calendar year of the hardship distribution.

9.5 Subject to applicable governmental regulations, a Participant may elect to withdraw from the Trust Fund all of his Rollover Account.

9.6 Upon the request of a Participant, the Committee may authorize a loan to such Participant from his Salary Deferral Account, Employer Account and Employee Account as of the last day of the month immediately preceding the date of the loan. Such loans shall be made available to all Participants on a reasonably equivalent basis. A Participant may not have more than one loan outstanding at any time.

     Subject to such rules and regulations as may from time to time be promulgated by the Committee, the minimum amount of any loan shall not be less than $1,000 and the maximum amount of any loan shall not exceed 50% of the total vested amount of the Participant's Salary Deferral, Employer and Employee Accounts as of the Valuation Date next preceding the date of such authorization; provided, however, that the amount of such loan shall not exceed $50,000 reduced by the highest outstanding balance of loans to said Participant from the Trust Fund or from the trust of any other plan maintained by the Employer during 1 year period ending on the day before the date on which such loan is made or modified. The Committee reserves the right to charge a reasonable fee to cover the administrative costs of processing any loans, such fee to be deducted form the proceeds of the loan.

     Loans shall be made on such terms as the Committee may prescribe, provided that any such loan shall be evidenced by a note, shall bear a rate of interest on the unpaid principal thereof at the rate in effect on the date the loan request is approved and shall be secured by the Participant's Accounts, and such other security as the Committee in its discretion deems appropriate. The interest rate shall be set at one percentage point above the prime rate as published in the Wall Street Journal on the first day of the month prior to the month in which the loan was disbursed.

     Loans shall be repaid by the Participant by payroll deductions or any other method approved by the Committee which require level amortization of principal and interest and repayments not less frequently than quarterly. Such Loans shall be repaid over a period not less than one year nor more than five years, in accordance with procedures established by the Committee from time to time. A Participant may elect to prepay in full the outstanding principal on his loan. No partial prepayments shall be permitted.

     Loans shall be made first from the Participant's Salary Deferral Account, then from his Employer Account, and finally from his Employee Account, and shall be held for the benefit of the Participant. Loans shall be deemed made pro rata from the separate investment funds in which such Accounts are invested. Loan principal payments shall be allocated among the investment funds in accordance with the last written investment election made. In the event a Participant is entitled to receive a distribution of his Accounts, the unpaid balance of any loan, including any unpaid interest, shall be charged first against his Salary Deferral Account, then against his Employer Account and finally against his Employee Account. If after charging all of the Participant's Accounts with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.

                                 SECTION 10
                 ADOPTION OF PLAN BY AFFILIATED COMPANIES

10.1 With the approval of the Board of Directors or the Executive Committee of the Company, any Affiliated Company may by resolution of the Board of Directors of such Affiliated Company adopt this Plan in respect of its Employees, and become a party to the funding arrangement applicable hereto. From and after the effective date of such adoption, the terms "Employer" and "Employers" shall include reference to each such Affiliated Company but the term "Company" shall continue to refer at all times exclusively to Bucyrus-Erie Company. In the case of an Affiliated Company adopting this Plan on or after such date, notwithstanding any provision hereof to the contrary, Vesting Service shall begin as of the date as of which such subsidiary or affiliate shall have adopted the Plan with respect to its Employees, unless the Board of Directors or Executive Committee of the Company shall specify an earlier date.

10.2 With the approval of the Board of Directors of the Executive Committee of the Company, any Affiliated Company that has previously adopted this Plan may by resolution of its Board of Directors continue the Plan in respect of its Employees by means of a separate instrument under which the Affiliated Company shall be the Company for all purposes of the Plan, provided that such Affiliated Company shall also segregate from the Trust Fund and continue a trust, and provided further that such Affiliated Company shall continue to be an Employer under the Plan until such separate instrument and segregation have been approved by the Internal Revenue Service as meeting the requirements for a qualified plan and trust under the provisions of Sections 401 and 501 of the Code or the provisions of any law superseding or modifying such sections.

                                 SECTION 11
                          ADMINISTRATION OF PLAN

11.1 The Company shall be responsible for the general administration of the Plan and shall be the "administrator" and a "named fiduciary" of the Plan within the meaning of ERISA. The Company shall have such powers as may be necessary to carry out the provisions of the Plan and may from time to time establish rules for the administration of the Plan and the transaction of the Plan's business. In making such rules, the Company shall pursue uniform policies and shall not discriminate in favor of or against any employee or beneficiary.

11.2 The Company shall by resolution of its Board of Director or Executive Committee, establish a Savings Plan Committee herein called the Committee - consisting of a chairman and two additional members, to act for the Company in the general matters of administration of the Plan, hereinafter set forth and to whom such matters are hereby allocated and delegated. The chairman and each such additional member of the Committee shall serve at the pleasure of the Board of Directors or Executive Committee until their successors be appointed in like manner. Expenses of the Committee properly and actually incurred may be paid or reimbursed in whole or in part by the Company. The members of the Committee shall not receive compensation with respect to their service as such.

11.3 The Committee shall have such powers as may be necessary to direct the general administration of the Plan, including, but not by way of limitation, the following:

     (a) to construe and interpret the Plan and to make equitable adjustments for any mistakes or errors made in the administration thereof;

     (b) to establish and administer a reasonable claims procedure under the Plan, including a procedure for appeal of a denied claim, consistent with such regulations relating thereto as may be issued from time to time by the Secretary of Labor, and to make determinations as to the right of any person to a benefit;

     (c) to establish a written procedure for determining the qualified status of any "domestic relations order" and complying with the requirements of paragraph 206(d)(3) of ERISA relating to such domestic relations orders.

     (d) to appoint or employ any other agents as it deems advisable, including accounting or legal advisors, to assist it in the performance of its duties hereunder;

     (e) to prescribe such procedures, rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan or any of its duties hereunder;

     (f) to decide questions of eligibility and determine the amount, manner, and time of payment of any benefits;

     (g) to prescribe the form and manner of application for any benefits hereunder or forms to be used in the general administration hereof;

     (h) to receive from the Employers and from Employees such information as shall be necessary for proper administration of the Plan;

     (i) to furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate; and

     (j) to direct the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

11.4 The Committee in its regulations may delegate the authority to any one or more of its members to take any action on behalf of the Committee and as to such actions, no meeting or unanimous consent shall be required, except that: (i) a formal meeting or unanimous consent shall be required concerning the actions set forth in subparagraph (a) through (d) inclusive, of the foregoing paragraph, and (ii) the consent of two members shall be required concerning the actions set forth in subparagraph (e) through (i), inclusive, of the foregoing paragraph.

     Subject to the foregoing, the Committee may also act at a meeting or by its unanimous written consent. A majority of the members of the Committee shall constitute a quorum for the transaction of business and
     shall have full power to act hereunder.   All decisions of the Committee
     which require a formal meeting shall be made by vote of the majority present at any meeting at which a quorum is present, except for actions in writing without a meeting, which must be unanimous. The Committee may appoint a Secretary who may, but need not be, a member of the Committee. The Secretary shall keep a record of all meetings and
     forward all required communications to all necessary parties.   The
     Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs.

     A dissenting Committee member who, at the time of the making of any decision by the majority, registers his dissent in writing delivered at that time to the other Committee members shall be immune from any and all liability occasioned by or resulting from the decision of the majority. All rules and decisions of the Committee shall, subject to the provisions of the Plan, be uniformly and consistently applied to all persons in similar circumstances. The Committee shall be entitled to rely upon Company records as to information pertinent to calculations or determinations made pursuant to the Plan. A member of the Committee may not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in the case in which a Committee member is so disqualified to so act, the remaining members cannot agree, the President of the Company will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified to act.

11.5 (a) Claims for benefits under the Plan made by an Employee or beneficiary covered by the Plan must be submitted in writing at the Employee's, or deceased Employee's, payroll location.

          All claims, after review at the local level, will be forwarded for approval to the person or persons designated by the Secretary of the Committee. Approved claims will be processed and instructions issued to the Trustee authorizing payments as claimed.

          If a claim is denied by the Committee in whole or in part, the claimant will be advised by written notice, in a manner calculated to be understood by the claimant, of the specific reason or reasons for the denial, with specific references to the pertinent Plan provisions on which the denial is based.

     (b) Upon denial of a claim in whole or in part, a claimant or his duly authorized representative shall have the right to submit a written request to the Committee for a full and fair review of the denied claim, to be permitted to review documents pertinent to the denial and to submit issues and comments in writing. A request for review of the claim must be submitted within sixty (60) days of the mailing to the claimant of written notice of denial of the claim, in whole or in part.

          The Committee will advise the claimant of the results of the review not more than sixty (60) days after receipt of the written request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible. The decision on review shall be in writing.

11.6 The Company shall from time to time furnish the Trustee with the names and specimen signatures of the current members of the Committee and the Trustee shall be fully protected by and entitled to rely on any written notice, instruction, direction or other communication delivered to it and signed by any member of the Committee. Unless and until the Trustee is notified of any change in the membership of the Committee, the Trustee shall be fully protected in relying upon the most recent list of the members of the Committee delivered to it by the Company.

11.7 To the extent permitted by ERISA, the Company shall indemnify and save harmless its Board of Directors, the Committee and each member thereof (and any delegate, who is employed by the Company, which it appoints) against all liabilities and expenses, including attorneys' fees, reasonably incurred by them in connection with any legal action to which they may be a party or any threatened legal action arising out of their discharge in good faith of responsibilities under or incident to the Plan, except with regard to any matters as to which they shall be adjudged to be liable for gross negligence or willful misconduct in the performance of their duties. This indemnity shall not preclude such further indemnities as may be available by the purchase of insurance, as such indemnities are permitted by law. Payments with respect to any indemnity and payment of expenses or fees under this Section shall be made only from assets of the Company and shall not be made directly from funds of the Plan.

11.8 Except as limited by the following paragraph below, this Plan will be construed and enforced according to the laws of the State of Wisconsin and any applicable laws of the United States. It is intended that the Plan and Trust meet all requirements of Section 401 and related provisions of the Code and all applicable provisions of ERISA and regulations thereunder and that the Plan and Trust shall be construed, operated and administered accordingly. In the event of any conflict between any part, clause or provision of the Plan or Trust and the Code and ERISA and regulations thereunder, the provisions of such law shall be deemed controlling and and the conflicting part, clause or provision of the Plan or Trust shall be deemed superseded to the extent of the conflict.

11.9 The Committee shall establish and administer a reasonable written procedure for determining the qualified status of any "domestic relations orders" as defined in paragraph 206(d)(3) of ERISA, including segregation to the extent required by law of any Accounts thereby contested, in accordance with such regulations as may be issued by the Secretary of Labor. The Committee shall also provide written notice to any alternate payee whose claim for benefits has been denied, setting forth the specific reasons for such denial.

                                 SECTION 12
                        ADMINISTRATION OF THE TRUST

12.1 Pursuant to the terms and provisions of the Trust Agreement, such Trustees as the Company may appoint, will receive and invest all contributions made under the Plan by the Company and by the Participants to the Trust Fund held by the Trustees and all income derived therefrom. The Company may remove the Trustee and may appoint successor or additional trustees and may divide their duties and responsibilities as it sees fit.

12.2 All assets of the Trust Fund, whether representing contributions made by the Employer or by the Participants, shall be held by the Trustees as a trust fund for the benefit of Participants under the Plan. Except for the provisions of the following paragraph, in no event shall it be possible at any time prior to the satisfaction of all liabilities, fixed, or contingent, under the Plan with respect to such Participants, for any part of the assets of the Trust Fund whether principal or income, to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants.

     The Company shall pay all expenses incurred in the administration of the Plan, including expenses and fees of the Trustee, except that if not so paid, such expenses and fees may be paid from the Trust Fund.

12.3 The Trust Agreement also specifically provides among other things, for the investment or reinvestment of the Trust Fund and the income derived therefrom, and for the management of such Fund, the responsibilities and immunities of the Trustees, the removal of the Trustees and the appointment of successors, accountings by the Trustees and the disbursement of the Trust Fund in accordance with the directions of the Committee.

12.4 The rights of all persons under the Plan are subject to all the terms and provisions of said Trust Agreement.

12.5 The Company, by action of its Board of Directors or any committee thereof, shall exercise all powers in the Trust Agreement which relate to the investment policy, practice and management to be followed by the Trustee. In furtherance of its duties it may engage investment managers, who may be authorized to direct the Trustee in the making of investments, and may discharge any investment manager so engaged and engage other investment managers at any time in its sole judgment.

12.6 In the event it is determined within one (1) year of payment that amounts have been contributed to the fund by the Company as a result of accounting, mathematical, or bookkeeping error or other mistake of fact, such amount shall be returned to the Company, unless otherwise determined by the Company. If the Plan is not qualified by the IRS or if the deduction of contributions are not allowed, then the Company's contributions that were conditioned on the Plan's qualification or the deductibility shall be returned within one year after receipt of the adverse ruling unless otherwise determined by the Company.

                                 SECTION 13
                             AMENDMENT OF PLAN

13.1 The Plan may be amended by adoption of a resolution of the Board of Directors or the Executive Committee of the Company from time to time in any respect, except that under no condition shall such amendment or amendments result in or permit the return or repayment to the Employers of any property held or acquired by the Trustee hereunder or the proceeds hereof, or result in, or permit the distribution of, any such property for the benefit of anyone other than the Employees covered hereunder and their beneficiaries or contingent annuitants.

13.2 Subject to the foregoing limitation and to any applicable Federal law, rule or regulation, any amendment may be made retroactively which, in the judgement of the Company, is necessary or advisable so that the Plan will be a qualified plan within the meaning of the applicable provisions of the Code and regulations made pursuant thereto, or under any Federal law, rule, act, regulation or directive which supersedes, supplements or supplants the Code.

                                 SECTION 14
                            TERMINATION OF PLAN

14.1 The Plan may be terminated by the Company by adoption of a resolution of its Board of Directors or its Executive Committee specifying that the Plan is begin so terminated. In the event the Plan is so terminated, or in the event of the complete discontinuance of contributions under the Plan, the rights of Participants to their accounts as of the date of such termination shall become nonforfeitable. The Plan may likewise be terminated by the Board of Directors of any Employer hereunder solely insofar as the Plan pertains to its Employees; provided, however, that no such termination by an Employer other than the Company shall be effective unless the Board of Directors or the Executive Committee of the Company shall indicate, by adoption of a resolution, its consent and approval of such action. If the Plan is terminated immediately following its merger or consolidation with, or a transfer of its assets and/or liabilities to, another plan, the benefit payable to each affected employee shall not be less than that which he would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

14.2 In the event of termination, partial termination of the Plan or a complete discontinuance of Contributions under the Plan each affected Participant shall be one hundred percent (100%) vested in all amounts credited to his Participant Accounts at the date of such termination, partial termination, or complete discontinuance of Contributions. In the event of a Plan Termination, such amounts shall be distributed to such persons in a reasonable length of time and in a manner permitted under the Plan and as determined by the Committee.

                                 SECTION 15
                         MISCELLANEOUS PROVISIONS

15.1 The Committee shall cause to be furnished to each Participant, no less frequently than once in each Plan Year, a statement including but not limited to the following:

     (a)  the value of his Employee Account in each Fund;

     (b)  the value of his Employer Account; and

     (c) the value of that portion of the amount in (b) above that is vested.

15.2 In no event shall any merger or consolidation of any other retirement, profit sharing, or other employee benefit plan with this Plan, or any transfer of assets or liabilities of this Plan to any other plan, result in a diminution, attributable to such merger, consolidation or asset transfer, of the Accounts of any Participant or beneficiary; provided, however, the Committee shall distribute a Participant's Account(s) in accordance with a domestic relations order determined to be qualified under Section 11.9.

15.3 No Participant, nor any beneficiary of any Participant, shall have any power to assign, transfer, pledge, encumber or anticipate any payment to be made under the Plan, nor shall the right to receive any such payment be in any manner subject to levy, attachment or other legal process to enforce payment of any claim against any Participant or any beneficiary; provided, however, the Committee shall distribute a Participant's Account(s) in accordance with a domestic relations order determined to be qualified under Section 11.9.

15.4 Wherever applicable, the masculine pronoun as used herein shall be deemed to mean the feminine, and the singular the plural.

                                 SECTION 16
                           TOP HEAVY PROVISIONS

16.1 Definitions.  For purposes of this Section 16:

     (a) A "Key Employee" is any current or former Employee (and the beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Company or an Affiliated Company if such individual's annual compensation exceeds 50% of the defined benefit dollar limitation in Code
          Section 415(b)(1), an owner (or considered an owner under Code
          Section 318) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the defined contribution dollar limitation in Code Section 415(c)(1), a five-percent owner of the Employer, or a one-percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Section 415 Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b). The "Determination Period" is the Plan Year containing the Top-Heavy Determination Date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

     (b) For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if any of the following conditions exists:

          (i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

          (ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

          (iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

     (c)  The Top-Heavy Ratio shall be determined as follows:

          (i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan (including any simplified employee pension as defined in Code Section 408(k)) which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both determined in accordance with Code Section 416 and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are increased to reflect any contributions not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

          (ii) If the Employer maintains one or more contribution benefit plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with
                (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Participants, as of the Top-Heavy Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

          (iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Top-Heavy Determination Date, except as provided in Code
                Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top Heavy Determination Date(s) that fall within the same calendar year.

          (iv) The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 41 1 (b)(1)(C).

     (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

          "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

     (g) "Present Value" shall be based on an interest assumption and a post-retirement mortality assumption specified in the defined benefit plan or plans.

     (h) "Employer" means the Employer except for purposes of determining ownership under Code Section 416(i)(1).

     (i) "Aggregation Group" means a group of qualified plans consisting of this Plan and certain other defined contribution plans and defined benefit plans maintained by the Employer which are aggregated for purposes of determining whether the group as a whole is Top-Heavy. The Aggregation Group includes plans which must be aggregated for this purpose (the "Required Aggregation Group") and other plans which are aggregated for this purpose (the "Permissive Aggregation Group").

16.2 While the Plan is a top heavy plan, the following special rules shall apply:

     (a) The provisions of the Plan's regular vesting schedule in Subsection 7.3 shall continue to apply, since these provisions are more favorable than provisions set out in Code Section
          416(b)(1)(B).

     (b) If contributions or forfeitures or both are allocated to the Employer Account of any Key Employee, then the total amount thereof, expressed as a percentage of the Key Employee's Code
          Section 415 compensation, limited to the first $200,000 thereof, ($150,000 after January 1, 1994) subject to adjustment automatically in accordance with Code Section 415(d)(2), for the Key Employee receiving the largest such percentage shall be determined. All Participants, regardless of whether they have Salary Deferral Agreements in effect for the Plan Year, who remain in the Company's employ at the end of such Plan Year and who are not Key Employees shall then be entitled to receive certain minimum allocations to their Employer Accounts as follows:

          (i) if the percentage so determined for the Key Employee equals or exceeds 3%, then otherwise eligible non-Key Employees must receive allocations of at least 3% of their Code
               Section 415 compensation; and

          (ii) if the percentage so determined for the Key Employee is less than 3%, then otherwise eligible non-Key Employees must receive allocations at least equal to such percentage.

          For purposes of satisfaction of the minimum contribution requirements herein imposed, no contributions or benefits under the Social Security Act shall be taken into account.

     (c) No more than the first $200,000 ($150,000 after January 1, 1994 and subject to adjustment automatically in accordance with Section 416(d)(2) of the Code) of Compensation of any Participant shall be taken into account under the Plan.

16.3 For any Plan Year for which this Plan is a Top Heavy Plan, the provisions of Subsection 4.5 of this Plan governing maximum benefit limitations shall be modified as follows:

     (a) Unless part (b) below is applicable, the defined benefit plan fraction and defined contribution plan fraction used for purposes of Section 415(e) of the Code when a Participant participates in both a defined benefit and a defined contribution plan maintained by the Company shall be calculated in accordance with Section 416(h)(1) of the Code ; or

     (b) If the aggregation value of the Accounts of Key Employees would not exceed ninety percent (90%) of the aggregate value of the Accounts of all Participants under this Plan or the top heavy aggregation group which includes this Plan, and the "three percent (3%)" figure contained in Subsection 16.3(b) of this Plan is changed to four percent (4%), part (a) above shall not apply.